Exhibit 10.12

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$250,000.00	Dated as of January 25, 2008
330 Madison Avenue, 25th Floor
New York, NY 10017

K Road Acquisition Corporation (the “Maker”) promises to pay to the order of K Road Acquisition Holdings LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.             Principal. The principal balance of this Note shall be repayable on the earlier of (i) January 24, 2009 or (ii) the date on which Maker consummates an initial public offering of its securities (in either case, the “Maturity Date).

2.             Interest. No interest shall accrue on the unpaid principal balance of this Note; provided, however, that Maker promises to pay interest on the outstanding principal amount hereof from and after the Maturity Date, or during the continuance of an Event of Default (as defined below), at the rate of five percent (5.0%) per annum, (or, if such rate exceeds the maximum rate permitted by law, then at such maximum rate permitted by law). Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.             Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.             Events of Default. The following shall constitute Events of Default:

(a)           Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)           Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.                                      Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c)           The Payee may exercise any and all rights and remedies it may have under this Note or under applicable law.  All rights and remedies shall be cumulative and not exclusive. The failure of the Payee to exercise all or any of its rights, remedies, powers or privileges hereunder or any other agreement or applicable law in any instance shall not constitute a waiver thereof in that or any other instance.

6.             Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7.             Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.             Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by telefacsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

K Road Acquisition Corporation

330 Madison Avenue, 25th Floor

New York, New York 10017

Attn:  William V. Kriegel, Chairman, President and Chief Executive Officer

If to Payee:

K Road Acquisition Holdings LLC

330 Madison Avenue, 25th Floor

New York, New York 10017

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.     Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC INTERNAL LAW, BUT NOT THE LAW OF CONFLICT OF LAWS, OF THE STATE OF NEW YORK.

10.   Severability; Entire Agreement; Amendments. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  This Note constitutes the entire agreement and understanding of the parties, and supersedes and replaces in its entirety any prior discussions, agreements, etc., all of which are merged herein and therein. None of the terms of this Note may be amended or otherwise modified except by an instrument executed by each of the Maker and the Payee.

11.           Successors and Assigns. This Note and all obligations of the Maker hereunder shall be binding upon the successors and assigns of the Maker, and shall, together with the rights and remedies of the Payee hereunder, inure to the benefit of the Payee, any future holder of this Note and their respective successors and assigns, provided, however, the Maker may not transfer or assign its rights or obligations hereunder without the express written consent of the Payee, and any purported transfer or assignment by the Maker without the Payee’s written consent shall be null and void. The Payee may assign, transfer, participate or endorse its rights under this Note without the consent or approval of the Maker, and all such rights shall inure to the Payee’s successors and assigns. No sales of participations, other sales, assignments, transfers, endorsements or other dispositions of any rights hereunder or any portion thereof or interest therein shall in any manner affect the obligations of the Maker under this Note. Upon request, the Maker shall, at its own expense, execute and deliver to the assignee of this Note, a replacement Note of equal and like tenor in an amount assigned to and assumed by such assignee.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chairman, President and Chief Executive Officer the day and year first above written.

K ROAD ACQUISITION CORPORATION

By:	/s/ William V. Kriegel
William V. Kriegel
Chairman, President and Chief Executive Officer